Exhibit 23.17

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-121221, No. 333-121237, No.
333-122943, No. 333-126321, No.333-126605, No. 333-128708, No. 333-129492) on Form S-8 and (No. 333-127863) on Form
SB-2 of Apollo Resources International, Inc. (the “Company”) and the related Prospectuses of the reference of The Scotia Group, Inc. in the Annual Report on Form 10-KSB for the year ended December 31, 2005, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

The Scotia Group, Inc.

By:	/s/ Simon Bidwell
Reservoir Engineer

Dallas, Texas
April 13, 2006